         As filed with the Securities and Exchange Commission on June 24, 1997
                                          Registration No. ___-_____
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                    --------------

                                       FORM 8-A

                             FOR REGISTRATION OF CERTAIN
                            CLASSES OF SECURITIES PURSUANT
                           TO SECTION 12(b) OR 12(g) OF THE
                         THE SECURITIES EXCHANGE ACT OF 1934
                       ----------------------------------------

                           VISTA MEDICAL TECHNOLOGIES, INC.
                (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                                        94-3184035
--------------------------                 ------------------------------------
   (State of incorporation                 (I.R.S. Employer Identification No.)
       or organization)

                            5451 AVENIDA ENCINAS, SUITE A
                              CARLSBAD, CALIFORNIA 92008
                  (Address of Principal Executive Office) (Zip Code)

     If this form relates to the    If this form relates to the
     registration of a class of     registration of a class of debt
     debt securities and is         securities and is to become effective
     effective upon filing          simultaneously with the effectiveness
     pursuant to General            of a concurrent registration statement
     Instruction A(c)(1) please     under the Securities Act of 1933
     check the following box. / /   pursuant to General Instruction A(c)(2)
                                    please check the following box. / /


Securities to be registered pursuant to Section 12(b) of the Act


         Title of Each Class              Name of Each Exchange on Which
         to be so Registered              Each Class is to be Registered
         -------------------              ------------------------------

            Not applicable                         Not applicable


Securities to be registered pursuant to Section 12(g) of the Act:

                       Common Stock, $0.01 par value per share
--------------------------------------------------------------------------------
                                   (Title of class)


--------------------------------------------------------------------------------
                                   (Title of class)

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              See "Description of Capital Stock--Common Stock" in the Company's Registration Statement on Form S-1 (Registration No. 333-22985) filed with the Securities and Exchange Commission (the "Commission") on March 7, 1997 and any amendments to the Registration Statement made prior to the effective date (collectively, the "Registration Statement"), each of which is hereby incorporated herein by reference. The form of Prospectus filed by the registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into the Registration Statement.


ITEM 2.  EXHIBITS.*

              1. Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Registration Statement.

              2. Form of Second Restated Certificate of Incorporation of the Company to become effective immediately prior to the Offering, filed as Exhibit 3.2 to the Company's Registration Statement.

              3. Bylaws of the Company, as amended, filed as Exhibit 3.3 to the Company's Registration Statement.

              4. Form of Restated Bylaws of the Company to be effective upon completion of the Offering, filed as Exhibit 3.4 to the Company's Registration Statement.

              5. Form of Certificate for Common Stock, filed as Exhibit 4.1 to the Company's Registration Statement.

         * Pursuant to Instruction II, each exhibit listed in this Item 2 is being simultaneously filed with copies of this Registration Statement on Form 8-A filed with The Nasdaq Stock Market and shall not be deemed to be filed with or incorporated by reference in (except to the extent noted in Item 1 above) copies of this Registration Statement on Form 8-A filed with the Commission. Each exhibit listed in this Item 2 was previously filed with the Commission as an exhibit to the Registration Statement.

                                      SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             VISTA MEDICAL TECHNOLOGIES, INC.


Date:  June 24, 1997         By:  /s/ John R. Lyon
                                  ---------------------------------------------
                                  John R. Lyon,
                                 President and Chief Executive Officer

                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549


                                       EXHIBITS

                                          TO

                                       FORM 8-A

                                        UNDER

                           SECURITIES EXCHANGE ACT OF 1934


                           VISTA MEDICAL TECHNOLOGIES, INC.

                                    EXHIBIT INDEX
                                    -------------


Exhibit
Number   Exhibit*
------   --------

    1. Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Registration Statement.

    2. Form of Second Restated Certificate of Incorporation of the Company to become effective immediately prior to the Offering, filed as Exhibit
         3.2 to the Company's Registration Statement.

    3. Bylaws of the Company, as amended, filed as Exhibit 3.3 to the Company's Registration Statement.

    4. Form of Restated Bylaws of the Company to be effective upon completion of the Offering, filed as Exhibit 3.4 to the Company's Registration Statement.

    5. Form of Certificate for Common Stock, filed as Exhibit 4.1 to the Company's Registration Statement.


* Pursuant to Instruction II, each exhibit listed above is being simultaneously filed with copies of this Registration Statement on Form 8-A filed with The Nasdaq Stock Market and shall not be deemed to be filed with or incorporated by reference in (except to the extent noted in Item 1 above) copies of this Registration Statement on Form 8-A filed with the Commission. Each exhibit listed above was previously filed with the Commission as an exhibit to the Registration Statement.